Exhibit 10.1

SOUTHERN COMMUNITY FINANCIAL CORPORATION
RESTRICTED STOCK PLAN

Southern Community Financial Corporation, a North Carolina corporation (the “Corporation”), does herein set forth the terms of its Restricted Stock Plan (the “Plan”), which was adopted by the Corporation’s Board of Directors (the “Board”).

1. Purpose of the Plan. The purpose of this Plan is to provide for the grant of authorized but unissued shares of its common stock, no par value (“Common Stock”), subject to certain restrictions ("Restricted Stock") to eligible directors, officers and employees of the Corporation. The Corporation believes that participation in the ownership of the Corporation by such individuals will be to the mutual benefit of the Corporation and the Grantees. The existence of this Plan will make it possible for the Corporation and any of its subsidiaries to attract and retain capable individuals to participate in the success of the Corporation.

2. Administration of the Plan. (a) This Plan shall be administered by the Compensation Committee of the Board (the "Committee").

(b) The Committee shall decide to whom Restricted Stock shall be granted under this Plan (“Grantee”), the number of shares of Restricted Stock to be granted to each Grantee, the vesting period and other conditions to which the shares of Restricted Stock shall be subject, and such additional terms and conditions for such Restricted Stock as the Committee deems appropriate. The Committee shall interpret the Plan and prescribe, amend and rescind any rules and regulations regarding the Plan. All interpretations and constructions of the Plan by the Committee shall be final and conclusive.

(c) A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be considered as valid actions by the Committee.

(d) The Committee may designate any officers or employees of the Corporation to assist in the administration of this Plan. The Committee may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Committee may deem fit.

3. Shares of Common Stock Subject to the Plan. The number of shares of Common Stock that shall be available initially for grants of Restricted Stock under this Plan is Three hundred thousand (300,000), subject to adjustment as provided in Paragraph 14 hereof. Any shares of Restricted Stock which are forfeited by a Grantee shall be made available for future grants of Restricted Stock under this Plan.

4. Eligibility. Restricted Stock under this Plan may be granted to any Grantee determined by the Committee. An individual may hold more than one grant of Restricted Stock under this or other plans adopted by the Corporation.

5. Grant of Restricted Stock. (a) The Committee may authorize the grant of Restricted Stock to certain current directors, officers and employees of the Corporation. Such Restricted Stock shall be granted based upon the past service and the continued participation of those individuals in the management and operation of the Corporation and its subsidiaries.

(b) Restricted Stock will be deemed issued only upon (i) authorization by the Committee, and (ii) the execution and delivery of a Restricted Stock Agreement by the Grantee and a duly authorized officer of the Company.

(c) Shares of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee (“Forfeiture Provisions”), which may include, without limitation, the rendition of services to the Corporation or its subsidiaries for a specified time or the achievement of specific goals, and to the further restriction that no shares of Restricted Stock may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the Forfeiture Provisions set by the Committee at the time of the award of the Restricted Stock have been satisfied.

(d) Upon the forfeiture of Restricted Stock for whatever reason prior to the expiration of the Forfeiture Provisions, the shares of Common Stock covered by forfeited shares of Restricted Stock shall be available for the granting of additional shares of Restricted Stock to other Grantees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee.

6. Transfer Restrictions. (a) The Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any Forfeiture Provision or other restriction or condition on such Restricted Stock is removed, satisfied or has expired. All transfers of Restricted Stock not meeting the conditions set forth in this Paragraph 6 are expressly prohibited.

(b) Any prohibited transfer of Restricted Stock is void and of no effect. Should such a transfer purport to occur, the Corporation may set aside the transfer, enforce any undertaking or right under this Paragraph 6, and/or exercise any other legal or equitable remedy. The Corporation shall not be required: (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Paragraph 6; or (ii) to treat as owner of such shares of Restricted Stock or to accord the right to vote or pay dividends to any transferee to whom such shares of Restricted Stock shall have been purported to have been transferred.

(c) The Committee may permit a transfer of Restricted Stock if the transferee executes such documents as the Committee may reasonably require to protect the Corporation’s rights under the Restricted Stock Agreement and this Plan are adequately protected with respect to the shares of Restricted Stock so transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to the Restricted Stock and of the applicable Restricted Stock Agreement as if the transferee were the original Grantee of such Restricted Stock.

(d) To facilitate the enforcement of the restrictions on transfer set forth in this Paragraph 6, the Committee may, at its discretion, require the Grantee of shares of Restricted Stock to deliver any certificate(s) for such shares and/or a stock power executed in blank by the Grantee and the Grantee’s spouse, to the Secretary of the Corporation or his or her designee. The Corporation may hold said certificate(s) and/or stock power(s) in escrow and take all such actions as are necessary to insure that all transfers and/or releases are made in accordance with the terms of this Plan. The certificates and/or stock power may be held in escrow so long as the shares of Restricted Stock are subject to any Forfeiture Provisions under a Restricted Stock Agreement. Each Grantee acknowledges that the Secretary of the Corporation (or his or her designee) is so appointed as the escrow agent with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow agent will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow agent is grossly negligent relative thereto. The escrow agent may rely upon any letter, notice or other document executed by any signature purported to be genuine.

7. Stock Certificates.  (a) Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

 “The shares represented by this certificate have been issued pursuant to the terms of the Southern Community Financial Corporation Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares.”

(b) The Corporation may place a "stop transfer" order against shares of Restricted Stock until all Forfeiture Provisions set forth in the applicable Restricted Stock Agreement have been satisfied.

(c) After the satisfaction of the Forfeiture Provisions set by the Committee, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such Forfeiture Provisions shall be delivered to the Grantee.

8. Restricted Stock Agreement.  Each issuance of Restricted Stock pursuant to this Plan shall be evidenced by a written Restricted Stock Agreement between the Corporation and the Grantee. The Restricted Stock Agreement shall be in such form as the Committee shall adopt and may contain such terms and conditions, including the Forfeiture Provisions, as the Committee may determine.

9. Market Standoff. To the extent requested by the Corporation and any underwriter of securities of the Corporation in connection with a firm commitment underwriting, no holder of any shares of Restricted Stock will transfer any such shares not included in such underwriting, or not previously registered in a registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the Securities Act of 1933, as amended, with respect to such offering.

10. Shareholder Rights. Except as otherwise provided in the Plan, the Grantee shall have all voting, dividend and other rights of a shareholder with respect to the shares of Restricted Stock, whether or not escrowed as provided herein, once the issuance of the Restricted Stock has been reflected on the stock transfer or similar records of the Corporation. The Grantee and his or her legal representatives shall not be deemed to be the holder of any Restricted Stock and shall not have any rights of a shareholder until the issuance of the Restricted Stock has been reflected on the stock transfer or similar records of the Corporation.

11. Effect of Enforceability of Forfeiture, Termination of Employment, Retirement, Disability or Death.

(a) Upon the enforceability of any Forfeiture Provision or in the event of the termination of employment of a Grantee for any reason other than retirement, death or disability, Grantee shall, for no consideration, forfeit to the Corporation all shares of Restricted Stock to the extent then subject to the Forfeiture Provisions. The Forfeiture Provisions shall be binding upon and enforceable against any transferee of Restricted Stock.

(b) In the event of the termination of employment of an Grantee as a result of such Grantee's retirement, notwithstanding any other provision contained herein or in any Restricted Stock Agreement, upon retirement, any Forfeiture Provisions with respect to such Restricted Stock then held by a Grantee shall become immediately void and unenforceable. For purposes of this Plan, the term "retirement" shall mean (i) termination of a Grantee's employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Corporation, or (ii) attaining age 65.

(c) In the event of the termination of employment of a Grantee by reason of such Grantee's disability, notwithstanding any other provision contained herein or in any Restricted Stock Agreement, upon such disability, any Forfeiture Provisions with respect to such Restricted Stock then held by a Grantee shall become immediately void and unenforceable. For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended.

(d) In the event that an Optionee should die while employed by the Corporation, notwithstanding any other provision contained herein or in any Restricted Stock Agreement, upon the date of death of the Optionee, any Forfeiture Provisions with respect to such Restricted Stock then held by a Grantee shall become immediately void and unenforceable. If a Grantee dies after satisfaction of the Forfeiture Provisions for all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the Grantee's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the Grantee.

12. Effect of Plan on Employment. (a) The fact that the Committee has granted shares of Restricted Stock to a Grantee under this Plan shall not confer on such Grantee any right to employment with the Corporation, or to a position as a director, officer or an employee of the Corporation, nor shall it limit the right of the Corporation to remove such Grantee from any position held by the Grantee or to terminate the Grantee's employment at any time.

(b) The value of the Restricted Stock granted pursuant to this Plan shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the benefits under any employee benefit plan sponsored by the Corporation except as such employee benefit plan otherwise expressly provides.

13. Adjustment Upon Changes in Capitalization; Dissolution, Liquidation or Merger.

(a) In the event of a change in the number of shares of the Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of a Grantee's rights under this Plan, equitable proportionate adjustments shall be made by the Committee in (i) the number and kind of shares which remain available under this Plan, and (ii) the number and kind of shares subject to the Restricted Stock granted under this Plan. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Corporation's total number of outstanding shares.

(b) The grant of Restricted Stock under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

(c) Upon the effective date of the dissolution or liquidation of the Corporation, or of a reorganization or merger of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity, or a tender offer approved by the Board (any such transaction being hereinafter referred to as an "Acceleration Event"), any Forfeiture Provisions with respect to outstanding shares of Restricted Stock granted hereunder shall terminate unless provision is made in writing in connection with such Acceleration Event for the assumption of the Restricted Stock granted hereunder, or the substitution for such Restricted Stock of new Restricted Stock for the shares of the successor corporation, or a parent or a subsidiary thereof, with such appropriate adjustments, as may be determined or approved by the Committee or the successor to the Corporation, to the number and kind of shares subject to such substituted Restricted Stock in which event the Restricted Stock granted hereunder, or the new Restricted Stock substituted therefore, shall continue in the manner and under the terms so provided. Termination of any Forfeiture Provisions shall be contingent upon the consummation of the Acceleration Event.

14. Tax Withholding. At the discretion of the Committee, the Grantee, as a condition to such issuance, may be required to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion, the amount of the Corporation's tax withholding liability required in connection with such issuance.

15. Listing and Registration. Notwithstanding any other provision of this Plan, shares of Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Corporation may include shares of Restricted Stock in a registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency.

16. Exculpation and Indemnification. In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person's capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Committee, and each other officer of employee of the Corporation to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with approval of the Board) and any costs or expense (including reasonable counsel fees) incurred by such person arising out of, or as a result of, such person's duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

17. Amendment and Modification of the Plan. The Board may at any time and from time to time amend or modify this Plan in any respect. Any amendment or modification of this Plan shall not materially reduce the rights of any Grantee under a Restricted Stock Agreement without the consent of such Grantee or the permitted transferee thereof.

18. Termination and Expiration of the Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Restricted Stock then outstanding under this Plan.

19. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

20. Expenses of Administration of the Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation.

21. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

22. Inspection of Plan. A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.